Exhibit F-4

                            Eaton and Cottrell, P.A.
                            1310 Twenty Fifth Street
                        Gulfport, Mississippi 39501-7748
                                  (228)864-9900


                                November 13, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C. 20549

           Re:    Mississippi Power Company (the "Company") et al.
                  File No. 70-9739

Ladies and Gentlemen:

         We are familiar with the statement on Form U-1, as amended, filed by Alabama Power Company, Georgia Power Company, Gulf Power Company and the Company (collectively, the "Subsidiaries") in the above-referenced proceeding. The transactions proposed therein include the authority for Alabama Power Company, Gulf Power Company and the Company to solicit proxies from the holders of their respective shares of preferred stock and common stock and for each of the Subsidiaries to amend their respective charters. We are representing the Company in connection with this matter and are furnishing this opinion with respect to the proposed transactions by the Company.

         We are of the opinion that the Company is a validly organized and duly existing corporation under the laws of the State of its incorporation and that, upon the issuance of your order or orders herein, and in the event that the proposed transactions are consummated in accordance with the terms of such statement on Form U-1 and your order or orders:

         (a) all state laws applicable to the proposed transactions by the Company will have been complied with; and

         (b) the consummation of such proposed transactions by the Company will not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

         We hereby consent to the use of this opinion as an exhibit to the above-mentioned statement on Form U-1.

                                Very truly yours,

                           /s/Eaton and Cottrell, P.A.